>	EXHIBIT 32 SECTION 1350 CERTIFICATIONS

To my knowledge, this Report on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

By: /s/ David A. Spina

David A. Spina,
Chairman and Chief Executive Officer

Date: February 20, 2004

By: /s/ Edward J. Resch

Edward J. Resch,
Executive Vice President and Chief Financial Officer

Date: February 20, 2004

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